================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

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                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              QUANTUM CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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

Filed by Quantum Corporation
  Pursuant to Rule 425 under the Securities Act of 1933 and
  Deemed Filed Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934 Subject Company: Quantum Corporation
  Commission File No. 001-13449

A. October 4, 2000 Press Release

                 MAXTOR AND QUANTUM'S HDD UNIT AGREE TO MERGE,
                  CREATING WORLD'S LEADING DISK DRIVE COMPANY

          - Combined Enterprise Will Be Exceptionally Well Positioned to Grow, Serve Customers, and Build Stockholder Value -


MILPITAS, Calif., Oct. 4, 2000-- Maxtor Corporation (NASDAQ: MXTR) and Quantum Corporation (NYSE: DSS)(NYSE: HDD) today announced a definitive agreement to combine Maxtor and Quantum HDD, Quantum's Hard Disk Drive Group, in an all-stock transaction that will create the world's leading disk drive company. Quantum's HDD stockholders will receive 1.52 shares of Maxtor common stock for every share of HDD common stock they own. Based on the current market capitalizations of Maxtor and Quantum HDD, the transaction is valued at approximately $2.3 billion.

To be named Maxtor Corporation, the combined company will be led by Mike Cannon, Maxtor's current president and chief executive officer. At closing, on a pro forma basis, the company will have a combined ship rate of more than 50 million hard drives annually for use in a broad range of desktop personal computers, Intel-based servers, and consumer electronics applications. In addition, Maxtor's Network Systems Group, which is currently shipping a family of network-attached storage (NAS) products under the MaxAttach brand, will be part of the combined company.

"This is a bold and strategic step for both companies," said Mr. Cannon. "The combined company will have the financial resources, product breadth, and intellectual property to capitalize on the future explosive growth of storage at both the storage device and subsystem levels. By combining the resources of the two companies and the manufacturing expertise of Matsushita-Kotobuki Electronics Industries, Ltd. ("MKE"), a strategic partner of Quantum, the combined enterprise will be able to maintain a leadership position in desktop drives and be exceptionally well positioned to expand rapidly into other high-growth segments, including Intel-server drives, consumer electronics drives, and server appliances.

                                    (more)

"This combination of resources is also expected to reduce duplicative expenses. We anticipate that, with the operational efficiencies resulting from this transaction, we will be in a position to offer better value for our customers, while generating the profits necessary to fund expanded research and development to become a stronger competitor in this industry," Mr. Cannon said.

Michael A. Brown, chairman and chief executive officer of Quantum Corporation, who will join the new company's board of directors, said: "This transaction is an important step in the evolution of our industry. The merged company can achieve a number of synergies, making it a stronger competitor, and enabling it to better meet the needs of its customers. I am confident that under Mike Cannon's capable leadership, the combination of Maxtor and Quantum HDD will be well-positioned to build long-term stockholder value."

The transaction is expected to be tax-free to Maxtor, Quantum, and their respective stockholders and will be accounted for under the purchase method of accounting. Earnings per share are projected to become accretive in early 2002. It is expected that the merger of Quantum HDD and Maxtor will generate annualized cost savings of $120 million to $200 million within 18 to 24 months following completion of the transaction.

The transaction, which was unanimously approved by the boards of directors of both companies, will create an enterprise with annual sales of approximately $6 billion and with one of the strongest balance sheets of any publicly held disk drive company.

Quantum's DLT & Storage Systems Group (NYSE: DSS), which is not involved in the Quantum HDD/Maxtor transaction, will operate as a legally separate, standalone company that will be known as Quantum Corporation and that will be led by Michael A. Brown. Stockholders of Quantum DSS, which like Quantum HDD is a tracking stock of Quantum, will receive on a one-for-one basis shares of the then-independent company

                                    (more)
comprising all of the operations and assets of the current Quantum DLT & Storage Systems Group. Additionally, DSS will incur special accounting charges upon completion of the transaction related to conversion of Quantum employee stock options.

Manufacturing Strategy of the Combined Company
----------------------------------------------

The company will maintain Quantum's current strategic relationship with Matsushita-Kotobuki Electronics Industries, Ltd. ("MKE") and also continue to utilize Maxtor's current manufacturing capability, including its manufacturing facilities in Singapore.

Mr. Cannon said: "I fully expect the sixteen-year relationship that Quantum has established with MKE to grow and strengthen as our strategic manufacturing partner. The combination of MKE's renowned automated, high-volume manufacturing and Maxtor's flexible cell-based approach will create a company with the industry's best manufacturing capability."

Mr. Sachihiko Hamaguchi, president of MKE, said: "We are pleased to affirm our alliance with the combined company as its strategic partner for the manufacture of hard disk drives and continuing the excellent working relationship of mutual prosperity that we have established at Quantum. We look forward to working with our new partners at the combined enterprise."

Product Strategy
----------------

The company will offer an industry-leading portfolio of storage products, including:

 .    the industry's broadest range of desktop hard disk drives;

 .    high-performance SCSI drives, including the Atlas 10K family, which has been labeled as the world's fastest 10,000 rpm product line by Storagereview.com;

 .    consumer electronics hard disk drives, where the combination of Maxtor's leading capacity points and Quantum's business relationships will result in new and exciting opportunities to revolutionize content delivery to the home; and

 .    Network-attached storage (NAS) appliances with the award-winning MaxAttach product family.

                                    (more)

Completion of the merger, which is expected to occur in early calendar 2001, is subject to the approval of Maxtor and Quantum HDD stockholders, expiration or termination of the applicable Hart-Scott-Rodino waiting periods, approval by the European regulatory authorities, and other customary conditions. Hyundai Electronics America, an approximately 35% stockholder of Maxtor, has signed an agreement to vote in favor of the transaction. It is anticipated that the new company will record special restructuring charges and incur other one-time expenses at the time of completion. The aggregate amount of these charges and expenses for the new enterprise is expected to total between $120 million and $180 million.

Salomon Smith Barney is acting as financial advisor to Maxtor, and Lehman Brothers Inc. is acting as financial advisor to Quantum with regard to the transaction.

About Maxtor
------------

Maxtor Corporation (www.maxtor.com) is a leading supplier of information storage solutions. The company's current hard disk drive products include the award-winning DiamondMax and DiamondMax Plus line of products for mainstream and high-performance personal computers (PCs) and consumer electronics applications, as well as the DiamondMax VL line for entry-level PCs. Maxtor also offers the new MaxAttach family of network-attached storage servers.

Maxtor's leadership position has been built by consistently providing leadership products, and by delivering high levels of quality and support for its customers. More information about Maxtor and its products can be found at http://www.Maxtor.com or by calling toll-free (800) 2-MAXTOR. Maxtor is traded on the NASDAQ under the MXTR symbol.

Note to Editors: Maxtor and the Maxtor logo are registered trademarks of Maxtor Corporation. MaxAttach is a trademark of Maxtor Corporation.

                                    (more)

About Quantum
-------------

Founded in 1980, Quantum Corporation (www.Quantum.com) is the world's leading storage supplier. Its principal products include desktop hard disk drives, tape drives, network attached storage (NAS) appliances, solid state systems, hard disk drive appliances for consumer electronics, and DLTape(TM) automation systems. Quantum is also a leading supplier of high-end hard disk drives. In 1999, Quantum became the first Silicon Valley company to issue tracking stock, replacing its existing common stock with the ticker symbols DSS and HDD, which track the separate performance of the company's DLT and Storage Systems and Hard Disk Drive businesses. Both stocks are traded on the New York Stock Exchange. Selling its products through OEM and distribution channels worldwide, Quantum's sales for the fiscal year ended March 2000 were $1.4 billion for Quantum's DLT and Storage Systems Group and $3.3 billion for Quantum's Hard Disk Drive Group. Quantum Corp., 500 McCarthy Blvd., Milpitas, CA 95035, 408-894-4000.

Note to Editors: Quantum and the Quantum logo are trademarks of Quantum Corporation, registered in the United States and other countries. DLTtape is a trademark of Quantum Corporation.

The companies will hold a conference call to discuss the proposed transaction at 10:30 a.m. Eastern Time (7:30 a.m. Pacific Time) on Wednesday, October 4, 2000. The call may be accessed via the Internet at the following Web address: www.streetfusion.com. On the StreetFusion home page, click on the tab entitled Special Events, then click on the ticker symbol HDD.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the consummation of the Merger, future financial and operating results of the combined company and benefits of the pending merger between

                                    (more)

Quantum's HDD operations and Maxtor. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain regulatory approvals; actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of Quantum's HDD operations and Maxtor; costs related to the merger; labor integration issues; the economic environment of the hard disk drive industry; and the general economic environment. More detailed information about these factors is set forth in the reports filed by Quantum and Maxtor with the Securities and Exchange Commission. Neither Quantum nor Maxtor is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. In connection with the proposed transaction, Maxtor will file a registration statement on Form S-4 and Quantum will file a proxy statement-prospectus, each with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT-PROSPECTUS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the registration statement and the proxy statement-prospectus (when available) and other documents filed by Quantum and Maxtor with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the registration statement (when available) and other documents filed by Maxtor with the Securities and Exchange Commission may also be obtained from Maxtor by directing a request to Maxtor, Attention:
Ted Deffenbaugh, 408-432-4992. Free copies of the proxy statement-prospectus (when available) and other documents filed by Quantum with the Securities and Exchange Commission may also be obtained from Quantum by directing a request to Quantum, Attention: Chris Golson, 408-894-5590.

Quantum and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Quantum stockholders in favor of the merger. These directors and executive officers include the following:
Michael A. Brown, Richard L. Clemmer, Jerry Maurer, John Gannon, Stephen M. Berkley, David A. Brown, Robert J. Casale, Edward M. Esber, Jr. and Gregory W. Slayton. Collectively, as of September 30, 2000, the directors and executive officers of Quantum may be deemed to beneficially own approximately 1.6% of the outstanding shares of Quantum DSS common stock and approximately 1.4% of the outstanding shares of Quantum HDD common stock. Investors and security holders may obtain additional information regarding the interests of the participants by reading the registration statement and proxy statement-prospectus when they become available.

Maxtor and its directors and certain of its executive officers may be deemed, under SEC rules, to be soliciting proxies from Maxtor's and Quantum's stockholders in favor of the proposed Merger. Information regarding the identity of these persons, and their interests in the solicitation, is set forth in a Schedule 14A filed with the SEC, and available free of charge at the SEC website and public reference rooms, and from the Maxtor corporate secretary.

                                    (more)

Contacts:      Quantum Corporation                 Maxtor Corporation
               -------------------                 ------------------
               Investor Contact                   Paul Tufano
               Renee Budig                        Chief Financial Officer
               408-894-5563                       408-432-4725

               Media Contacts                     Investor Contact
               Chris Golson                       Jenifer Kirtland
               408-894-5590                       Wilson McHenry Company
               or                                 408-432-4270
               Holly Campbell
               408-324-7297                       Media Contact
                                                  Janet Kacskos
                                                  Wilson McHenry Company
                                                  801-273-3974

B. On October 4, 2000, Mike Cannon and Michael Brown utilized the following script in connection with their discussion of the merger during their conference call with analysts.

                     Analyst/Press Conference Call Script
                              Maxtor Announcement

                                 Oct. 4, 2000

Mike Cannon

Good morning, and thank you for joining us. Today, Maxtor Corporation and Quantum Corporation jointly announced a definitive agreement to combine Quantum's Hard Disk Drive Group with Maxtor in a $2 billion merger that will create the world's leading disk drive company. On the call today, I'm joined by Michael Brown, the chairman and CEO of Quantum; Rick Clemmer, CFO of Quantum; and Paul Tufano, CFO of Maxtor. All four of us will be available to comment individually when we open the call for questions in a few minutes. First though, we'll start with some opening remarks. I'll begin by summarizing the terms of the transaction, then Michael Brown will outline a description of the combined company and talk through some of the thinking leading up to this merger. Finally, I'll go through some of the key strategies that the new company will pursue and comment on several of the opportunities we believe will drive both near- and long-term growth.

This merger transaction is expected to be tax-free to Quantum, Maxtor and each company's stockholders. The merged company will be called Maxtor Corp., and I will serve as the CEO, with Paul Tufano as CFO. The Board of Directors will consist of myself and Michael Brown, as well as the directors who make up the current Maxtor board. Quantum HDD stockholders will receive 1.52 Maxtor shares for each Quantum HDD share held. Upon approval of the transaction by Quantum and Maxtor stockholders, and assuming that all regulatory approvals and other customary closing conditions are satisfied, we expect to complete the merger in early calendar 2001. Upon completion of the transaction, we expect to incur a special restructuring charge and other one-time expenses of between $100 and $180 million.

When the merger is consummated the new company will, at inception, have combined annual sales of approximately $6 billion, combined market capitalization of approximately $2 billion and a combined ship rate of more than 50 million drives annually. The new company will also have one of the strongest balance sheets of any publicly held disk drive company.

Now I'd like to turn the call over to Michael Brown.  Michael.

Michael Brown

Thank you Mike. Good morning, and thanks to all of you for joining us on such short notice. First I'd like to express how enthusiastic I am about this merger and about the opportunity it represents for the new combined enterprise.

It's important to note that Quantum's DLT & Storage Systems Group, or DSSG, is not directly involved in this transaction. Upon completion of the merger between Maxtor and Quantum HDD, the Quantum DSS business will operate as a separate, standalone company, which will be known as Quantum Corporation. Shares of the Quantum DSS tracking stock will then be re-named as Quantum Corp. common stock. Additionally, DSS will incur a special accounting charge upon the close of the transaction related to the conversion of Quantum employee stock options.

The new hard disk drive company we plan to create will bring together the solid and complementary positions that both companies have achieved in the highly competitive hard drive industry. Quantum and Maxtor each have track records of outstanding operational execution, which includes high-quality products, strong customer support, industry-leading asset management and excellent time-to-market. After completion of the merger, the combined company will be positioned as a time-to-market leader for the past 14 generations of desktop products, and will be an industry leader in asset velocity for the two years. Looking at market position, the new company will also hold leading positions within key segments and sales channels, including in the desktop, consumer electronics and Intel-based server spaces, as well as with all of the top 10 PC OEMs and in the retail channel for hard drives.

However, in spite of the solid operational performance that both businesses have consistently demonstrated, the ability of each to achieve the growth and financial returns we would like has been constrained by industry dynamics that neither company has been able to overcome on its own. It's clear to us that through a combination of the two businesses, we have the opportunity to improve the way we do business and, ultimately, to provide greater value to our customers by becoming a more competitive force within the industry. We can achieve this by cutting costs, expanding into more marketplaces, and offering a broader range of competitively priced, value-added products.

This, essentially, is the single biggest objective of the merger: to create a stronger disk drive company that will be able to leverage its combined resources in order to serve a broader range of diverse customer needs. In achieving this goal, our expectation is that we will also return greater value to the stockholders of the new company than either company could return on its own. In a moment, Mike Cannon is going to talk more specifically about the strategies we'll use to meet this objective.

Let me close by saying that in joining two companies the caliber of Quantum HDD and Maxtor, we believe the new business will become the strongest, most competitive and most broadly diversified supplier of hard disk drives and disk-based systems in this dynamic and important industry. And we're very enthused that, upon the completion of this merger, the company that will result will then become the premier vehicle for investment in this growing industry.

Now I'll turn the call over to Mike Cannon.

Mike Cannon

Thank you.

As Michael Brown just said, this merger will give us the opportunity to create a company with unparalleled benefits to customers. Maxtor and Quantum HDD together have a complementary range of products that extends from drives for entry-level PC customers through more performance-oriented high-capacity desktop drives. The company will also offer drives for the rapidly emerging consumer electronics area, drives for higher-margin opportunities in the Intel-based server segment, and a family of network attached storage appliances. In addition to providing the industry's broadest range of hard disk drive products, the combined company will also build on the strengths in technology development, manufacturing flexibility, quality and customer support that we share.

Now I'll summarize some of the key strategies that the new company will pursue, including the current and emerging opportunities that we plan to target for strategic development.

First, our strategy will be to maintain our leadership position in the desktop drive business. Together, the two companies will have a solid position in the desktop PC area and, therefore, the opportunity to build a more efficient and more profitable business in other segments than either company could have on its own.

The second strategy will be to expand rapidly into the highest-growth segments of the disk drive industry which offer higher potential for profit. With the combined engineering resources of the two companies, we will be able to sustain investments in Intel server-class drives, consumer electronics drives, and smaller form factor drives serving current and emerging portable applications. In addition to HDD devices, we will also participate in areas where there is a higher level of value, including the network attached storage area through the MaxAttach family of server appliances.

Third, the reduction of duplicative expenses, particularly in the areas of SG&A is, in and of itself, a strategy that can have significant impact on the value that we want to create for both customers and stockholders. We estimate that within two years of combining operations, the new company can reduce its operating costs by $120 to $200 million per year. These reductions will come primarily from the elimination of duplicative expenses in overhead structure. This improvement in the company's financial structure will allow us to continue to offer better value for customers and, even more importantly, to generate the profits necessary to fund expanded research and development in new areas to provide even more value to our customers. As a result of these improvements, we expect the transaction to become accretive to earnings in early 2002.

Finally, the last key strategy I'll mention is around our approach to manufacturing the more than 50 million drives we expect to produce in the first year alone. The combined company will have the industry's best manufacturing capability. We will continue Quantum's 16-year, strategic manufacturing relationship with MKE, and we will also continue to utilize Maxtor's manufacturing capability in Singapore. We believe that the combination of MKE's renowned automated, high-volume manufacturing with Maxtor's cell-based, highly flexible approach is an outstanding combination.

One of the key advantages of this business combination is the ability to benefit from the operating leverage of the existing Quantum-MKE relationship. Because MKE invests in the property, plant and equipment for manufacturing - as well as raw materials and work-in-process inventories - Quantum is able to achieve the best return on invested capital in the industry.

As the growth of the Internet and the proliferation of digital content continues driving demand for storage, analysts are predicting continued, strong growth of over 15 percent in the overall hard disk drive industry through 2003. Within that, two of the fastest-growing areas are consumer electronics drives and Intel-server class drives, which are expected to grow at compounded annual rates of 200 percent and 32 percent, respectively, through the year 2003. In the area of network attached storage appliances, it is expected that revenue in the workgroup segment - where the MaxAttach server appliance is targeted - will grow to $2.5 billion by 2002.

With the solid positions the new company will have in each of these high-growth areas, we will be uniquely positioned to serve a broad range of storage requirements, increasing the efficiency of the supplier base for our customers. We expect the new organization to be highly growth-oriented and profitability-driven, with a strong commitment to R&D investment, on-time delivery of leading-edge products, and responsiveness to customer needs.

Before we open the call for questions, I'd like to summarize with a couple of closing remarks.

To reiterate, the reason we are merging Maxtor and Quantum HDD is to create a substantially stronger company that will be well positioned to engage in the explosive growth of storage in a number of different areas. The new Maxtor will have the broadest range of desktop products in the industry; we will have a fast growing SCSI product family for Intel-based servers; we will have a leading position in consumer electronics applications utilizing disk drives; and we will continue to expand our presence in the rapidly-growing network attached storage area with our award-winning MaxAttach family of server appliances.

The combined company will have the people, intellectual property and financial resources to ensure we are able to make the investments necessary to grow in our current markets and to invest in future growth opportunities in storage at both the device and subsystem level.

Thank you for joining us today.  Now I'll open the call for questions.

C. On October 4, 2000, Maxtor Corporation and Quantum Corporation used the following slide presentation in connection with a conference call with analysts and simultaneous audio and slideshow webcast.


 Maxtor
Quantum(R)                   Maxtor -- Quantum HDD
                                Analyst Meeting

                    Michael A. Brown         Michael Cannon
                    CEO, Quantum             CEO, Maxtor

Agenda

 .  Transaction Overview

 .  Opportunity for storage

 .  Why Maxtor and Quantum - HDD

 .  Vision for the future

Creating The World's Leading Hard Drive Company

        Quantum - HDD                           Maxtor

    FY2000 Revenue: $ 3.3B               FY1999 Revenue: $ 2.5B

    FY2000 Units:    31.3M               FY1999 Units:    23.9M

    Market Cap:     $ 762M               Market Cap:     $ 937M

Creating the World's Leading Disk Drive Company

          Quantum-            Combined                 Maxtor
            HDD
                             Revenue: $6B

                             Units: 50+M

                             Market Cap: $2B

Details of the Transaction

TERMS:
-----

 .  Tax-free transaction to both companies; both sets of shareholders

       -   Conversion ration of 1.52 shares of new Quantum for each share HDD

--------------------------------------------------------------------------------
 .  One-time charge of $100-180 million
--------------------------------------------------------------------------------

 .  Expected completion date early CY 2001


MANAGEMENT:
----------

 .  Michael Cannon - CEO
    Paul Tufano - CFO

       -   Michael Brown joins Maxtor Board of Directors

Transaction Structure

 .  Terms optimize balance sheets for both companies

     -  Cash preserved

     -  Good will reduced

 .  Expected to be tax-free for companies and shareholders

 .  One-time charges ranging from $100 to $180 million

     - primarily cash

 . DSS will have special accounting charge related to employee stock option conversions

Agenda

 .  Transaction Overview

 .  Opportunity for Storage

 .  Why Maxtor and Quantum - HDD

 .  Vision for the future

Hard disk drives outperform other storage technologies


               Capacity            Performance         Reliability         Cost

HDD              XX                    XX                  XX               XX


Flash            X                     XX                  XX               X


Optical          X                     X                   XX               X

_____________
(XX) Represents check marks

HDD Market Growth:  250M Units by 2003

     CAGR (1999-2003)

     Consumer   198.5%
     Desktop     12.9%
     High End    14.3%
     (Intel-based servers: 32%)
     Mobile:     17.8%


                                       Units (000)
              1999          2000          2001         2002       2003
Units (000)
             19,700        24,200        28,400       33,000     37,900
             21,916        22,787        27,526       32,334     37,451
            132,750       152,895       175,026      196,874    215,300
                260         1,272         4,270       11,340     20,675


Source: IDC 6/00     [_]  Consumer   [_]   Desktop   [_]  High End   [_]  Mobile

--------------------------------------------------------------------------------
Inflection Point
--------------------------------------------------------------------------------

 .  New applications will reinvigorate the hard drive industry

                                   [PICTURE]

--------------------------------------------------------------------------------
Opportunity for Storage is Expanding
--------------------------------------------------------------------------------


 .  New applications - consumer electronics

 .  Strong server demand in Intel-based servers driven by internet explosion

 .  Improvements in HDD technology are leading to innovation

--------------------------------------------------------------------------------
           Acoustics       [SYMBOL]          Cost               [SYMBOL]

           Shock           [SYMBOL]          Dual Streaming     [SYMBOL]

           Areal Density   [SYMBOL]          Power Consumption  [SYMBOL]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Resource Allocation Presents a Dilemma
--------------------------------------------------------------------------------

 .  New, high growth segments to invest

 .  Areal  density  continues to grow at over 100% per year...

    ...but engineering spending remains flat

 .  Operating expenses are outpacing revenue growth

                                    [GRAPHIC]

--------------------------------------------------------------------------------
Combining Maxtor and Quantum--HDD: Investment and Growth
--------------------------------------------------------------------------------

BEFORE

                    $768M/yr *



Quantum--HDD
and Maxtor                           [GRAPHIC]


                                                      $160M/yr *

                    Operating                         Operating
                    Expenses                            Income





* June quarter annualized

--------------------------------------------------------------------------------
Combining Maxtor and Quantum--HDD: Investment and Growth
--------------------------------------------------------------------------------

COMBINED

                         Cost
                        Savings                        Reinvestment
                       120-208M

                                   [GRAPHIC]



Quantum--HDD
and Maxtor                                               160M/yr*


                      Operating                         Operating
                      Expenses                           Income


* June quarter annualized

--------------------------------------------------------------------------------
Agenda
--------------------------------------------------------------------------------

 .  Transaction Overview

 .  Industry dynamics leading to merger

 .  Why Maxtor and Quantum - HDD

 .  Vision for the future

Two Strong Companies...





            Quantum HDD                         Maxtor
          ------------------------------------------------------------

            CY 1999:                            CY 1999:
            30 million units                    23 million units
          ------------------------------------------------------------

            Strong desktop,                     Strong desktop and
            consumer electronics                network attached
            and Intel-server sales              server sales
          ------------------------------------------------------------

            $585 million cash                   $393 million cash
          ------------------------------------------------------------

            Fully automated                     Cell-based
            manufacturing                       manufacturing
          ------------------------------------------------------------

            R&D Milpitas, CA                    R&D Longmont, CO
            Shrewsbury, MA

Combined to Create Leading
Disk Drive Company

Quantum                                          Combined                                      Maxtor
====================================================================================================================
1999:                                            World's Leading                               1999:
XX million units                                 HDD Company                                   XX million units
--------------------------------------------------------------------------------------------------------------------
X percent desktop                                Strong penetration into all top               X percent desktop
  market share                                   10 PC OEMs                                    market share
--------------------------------------------------------------------------------------------------------------------
#1 in consumer                                   Leading positions                             NAS market leader
  electronics HDD                                in high-growth
  market                                         storage areas
#2 in Intel-server
market
--------------------------------------------------------------------------------------------------------------------
$X million cash                                  Strong cash position                          $X million cash
--------------------------------------------------------------------------------------------------------------------
Fully automated                                  Best-in-class manufacturing                   Cell-based
manufacturing                                    fast ramp/flexibility                         manufacturing
--------------------------------------------------------------------------------------------------------------------
R&D Milpitas, CA                                 Geographically diversified                    R&D Langmant, CO
Shrewsbury, MA                                   design capabilities
--------------------------------------------------------------------------------------------------------------------

New Company Strengths


Operational leadership
==================================================
 .  Time-to-market leader for 14 consecutive
   desktop product generations                              [LOGO OF ACER]  [LOGO OF IBM]
--------------------------------------------------
 .  Strongest balance sheet                                  [LOGO OF APPLE] [LOGO OF SONY]
--------------------------------------------------
 .  Industry's leading asset velocity                        [LOGO OF COMPAQ] [LOGO OF DELL]
--------------------------------------------------
 .  Broadest product portfolio                               [LOGO OF GATEWAY] [LOGO OF HEWLETT PACKARD]
--------------------------------------------------
 .  Best-in-class manufacturing                              [LOGO OF PACKARD BELL] [LOGO OF NEC]
--------------------------------------------------

Complementary Product Portfolio

     -------------------------------------------------------------------------------------------
                                     Market Segments
     -------------------------------------------------------------------------------------------
     ----------------   --------------   ---------------  -------------------   ----------------
        Desktop            Consumer         High-end           Disk-based            Future
        Drives              Drives           Drives             Systems

                                                                                     Storage
Value                                                                               Services

       [LOGO OF                                          [LOGO OF MAXATTACH(TM)
     DIAMOND MAX(R)]                                        NETWORK STORAGE]

                        [EXTERNAL STORAGE
                          by Maxtor(TM)]
                                          QUANTUM(R)
                                                 ATLAS(TM)]

     [QUANTUM
      FIREBALL PLUS LM]
                                                                                    Sub-3.5"
                        [LOGO OF QUICK]                                              Drives

     [QUANTUM(R)
        FIREBALL.lct]
     ----------------   --------------   ---------------  ------------------    ---------------
       ---------------------------------------  Breadth  -----------------------------------

Agenda

 .  Transaction Overview

 .  Industry dynamics leading to merger

 .  Why Maxtor and Quantum - HDD

 .  Vision for the future

Financial Strategy

 .  Maintain a profitable desktop position

 .  Accretive to earnings per share by early 2002

      -   Fully realize annualized cost savings within 24 months

 .  Maintain strongest balance sheet of any publicly-held HDD company

 .  Continued strong cash generation through:

      -   Leading inventory turns

      -   MKE investment in inventory

                 Reduce costs and expenses of combined company

Market Strategy

 . Re-invest profits to grow presence in emerging and higher profit storage opportunities

      -   Intel-based server HDDs

      -   Consumer electronic HDDs

      -   NAS appliances

      -   Sub-3.5" HDDs

      -   Storage services

 .  Channel Strategies

      -   Strong positions with OEMs and distribution partners

      -   Maintain growth in retail channel

Manufacturing Strategy

 .  Maintain existing manufacturing operations to support volume

 .  Ensure continuity of supply for customers

---------------------------------------   --------------------------------------
 Quantum HDD/MKE                           Maxtor Singapore

 .  Fully automated process                .  Cell-based manufacturing
                                              process
    .  High volume
                                              .   High volume
    .  Fast ramps
                                              .   High flexibility
    .  High yields
                                           .  Consistent quality
 .  Consistent
    quality
---------------------------------------   --------------------------------------

Integration

 .  Business as usual until the transaction is completed

 .  Transition team to be named shortly

      -   manage customer and supplier relationships through integration

 . Customer philosophy: minimize disruption through continuity of product lines and manufacturing strategies

 .  Product roadmap issues

      -   no changes to roadmaps for 6-9 months

Next Steps

 .  Regulatory approvals

 .  Proxy mailing to shareholders in calendar Q4

 .  Shareholder vote and closure in early 2001

Storage is Becoming Increasingly
Important

 .  Hard disk drives outperforms other storage technologies

 .  We could be at an inflection point for the industry

          -  Growth in digital content--1 million TB, doubling each year

          - Consumer entertainment applications for storage could rival PC applications in the next 5-10 years

                                   [PICTURE]

Maxtor-Quantum HDD
Long Term Opportunity

 .  Proven track record of consistent execution

 .  Strategic combination brings leading product and customer postitions

 . Reduced operating expenses and leveraged resources provides opportunity for growth and investment

 .  Strongest balance sheet with industry's best asset velocity

Questions

[PICTURE]

D. The following FAQ was prepared for Quantum Corporation senior executives for internal use only and was not published.

          PREPARATORY QUESTIONS AND ANSWERS FOR QUANTUM SPOKESPEOPLE


The Transaction
---------------

1.   Who approached whom about this transaction?

Mike Cannon and Mike Brown have talked off and on over the past several months about their respective views on opportunities and challenges in the disk drive industry. This past August, they decided that a business combination of Quantum HDD and Maxtor would enable the combined enterprise to address those opportunities and challenges in a way that would significantly benefit customers, and entered into the serious discussions that led to this transaction.


2.   How long have you been in discussions?

Intensive discussions about the transaction have been under way since August.


3.   Why isn't all of Quantum being merged into the new company?

For the same reason that Quantum issued tracking stock last year: to separate the value of the HDD business from its other businesses. This merger still separates the value of a combined HDD business from Quantum's other businesses.


4. Since Mike Cannon will become CEO of the new company, isn't this really an acquisition of Quantum HDD by Maxtor?

The merger is structured in a way that ensures Maxtor will pay Quantum HDD shareholders a premium that is over and above a straight co-mingling of the stock and that ensures a tax-free transaction. The new company will adopt the Maxtor name, will be led by Mike Cannon and will create its own new culture, which will likely be a blending of both companies into a truly new and stronger company.


5.   Is Quantum acquiring Maxtor, or is Maxtor acquiring Quantum?

While the mechanics of the deal go beyond a short answer, in essence we are creating a new company.

6. Is there a provision allowing either party to walk away in the event of a material adverse change in the condition of the other?

The merger agreement contains customary closing conditions for a transaction of this kind, including provisions that would apply in the event of a material adverse change in the condition of either party.


7. This transaction will create the largest disk drive company, by far. Do you expect any antitrust issues?

The combined company will, of course, have numerous vertically integrated, multinational competitors, some with far greater resources than us. Further, we must remember that many of our OEM customers are substantially larger than we will be; they are the ones we must satisfy in a highly competitive environment. That said, we believe this is a very good transaction that will enable the combined enterprise to better serve its customers by, among other things, providing more products faster and with better value. As you all know, the hard disk drive industry is extremely competitive and we believe this combination will help to continue to increase the robust competition in the industry that is being driven by our customers' demands. While we cannot predict what questions federal regulators may have about the transaction, we are confident that the reviewing authorities will recognize the positive value of this transaction in this highly competitive industry right now and will allow it to proceed.


8. Do you expect to receive a Hart-Scott-Rodino second request or extended requests from the European regulators?

We believe this is a very good transaction that will enable the combined enterprise to better serve the needs of its customers by, among other things, providing more products faster and with better value to meet their demands. Of course, we cannot predict whether any regulators will have any questions they wish to ask about the transaction, but if we are asked for more information as part of any regulatory review, we certainly will do our best to provide it in a complete and timely manner, and we are confident that the transaction will ultimately be approved.


9. What assets might you have to divest, or are you prepared to divest, in order to satisfy any regulatory concerns?

We believe this is a good transaction that will result in significant benefits for the customers of both companies, and that regulators who will be reviewing the transaction will recognize it as such and thus will not seek any material change to the structure.

10. Apart from Hart-Scott-Rodino and EU approval, what regulatory approvals are required?

As we have said, we are aware that approval from the SEC, and the US and European competition authorities will be necessary prior to consummating the transaction. Given the unique structure of the transaction, the determination of the number and types of other international regulatory approvals that the parties believe might be necessary needed to await signing of a definitive agreement. The companies will seek as soon as practicable all other regulatory approvals that they determine are necessary.


11.  Are there any potential "deal-killers" here, and if so what are they?

Both companies and their respective outside legal and financial advisors have carefully reviewed the transaction. Based on that analysis, they are confident that the transaction can and will be successfully completed.


Strategic Questions
-------------------

12. Is HDD merging with Maxtor because the tracking stock structure implemented just a year ago did not produce the desired results?

No, this merger offers the best opportunity to meet customer needs and build shareholder value for the company's hard disk drive business.

One of the primary objectives of tracking stock was to give investors choice in which of Quantum's businesses to invest, and that objective has been achieved. Tracking stock is simply the financial instrument that was chosen to meet the needs of a diverse business. The performance of our tracking stock had no bearing on Quantum's strategic decision to participate in this merger.


13. When Quantum initiated its tracking stocks in 1999, the company said that it was not the beginning of a split-up of the company, and that the new
            ---
     financial structure would actually make it more difficult to sell any of the businesses. Were those statements true?

Consistent with its fiduciary duty to all Quantum shareholders, the board of directors of Quantum is always thinking about, and looking for ways that offer the potential to achieve, the primary mission of every public company, which is to enhance shareholder value. That is why the Quantum board instituted the tracking stock structure last year. And that is why it has voted unanimously to take this action now.

When we instituted the tracking stock structure last year, we had no intention of splitting up the company. However, the current conditions in the HDD industry make the benefits of a combination--including a stronger balance sheet, reduced duplicative expenses and resource allocation to research, development, and production in non-desktop segments--more compelling than ever.


14. I've heard that many mergers don't produce the desired results. What are we doing to make sure that ours is successful?

Transactions sometimes fail because they don't make sense strategically, operationally or financially. Ours makes compelling business sense on all three counts. Moreover, we have carefully examined and analyzed mergers that have succeeded and we plan to adopt a best business practices approach, including a dedication to timely decision-making and implementation, an openness to change, operational flexibility, and clear lines of authority.


15.  Why has the CEO of Maxtor been chosen to lead the new company?

Michael Brown and Michael Cannon decided that Michael Cannon should serve as CEO of the combined hard disk drive company, and John Gannon supports the decision. Mike Brown's and John Gannon's support for Mike Cannon is a vote of confidence in him and his ability to successfully lead the new company.

Both Quantum and Maxtor have very experienced and very capable management teams. Decisions about senior management positions were made based on several factors, including of course experience and capability, but also including how best to minimize integration risk and achieve a smooth and seamless transition.


16.  Is this like the recording heads joint venture with MKE?

Not at all.


Operational Questions
---------------------

17. Do you expect any of your OEM customers who currently do business with both Quantum HDD and Maxtor to shift some business to other disk drive makers, so they're not as overly dependent on a single supplier?

We believe this transaction will create a stronger enterprise with a broader range of competitively priced, leading-edge products. As such, while it's possible that some OEM customers who currently do business with both Quantum HDD and Maxtor would seek to add additional suppliers, most of these customers are already working with several suppliers. We expect the transaction to result, over time, in more, not less, business for the combined enterprise.

18. How will the supplier base of the two companies be affected by the merger? Will some suppliers be eliminated?

No decisions have been made as to the final supplier base strategy. However, we recognize that our suppliers have seen significant challenges and changes over the last five years. The new company will aggressively pursue a stable strategic supplier strategy after the companies are combined.


19. Will Quantum HDD and Maxtor consolidate their distributor base? When will this begin?

This decision has not been made yet.


20.  What will the criteria be for retaining or eliminating distributors?

This decision has not been made yet.


21. Will the combined hard drive business continue with the MaxAttach product technology?

Maxtor believes that it has a compelling strategic initiative in the NAS space. The MaxAttach line is well on its stated goals of being financially accretive in the first half of calendar year 2001. MaxAttach will continue to be strategic to the overall growth of the new company.


22.  How will customers react to the transaction generally?

Although we cannot predict customer reaction to the transaction itself until we speak directly to each one, we believe our customers will recognize that it is intended to benefit them. We intend to work very hard with the customers to explain the plans for the combined company's sales and business strategy and to make the transition as comfortable as possible following the close.


23. Will Quantum HDD and Maxtor sales reps make joint sales calls between now and closing? Will they do so after closing?

No. Until completion of the merger, both companies are legally and ethically required to maintain separate and distinct business operations. After completion, management will quickly direct and guide the overall operational and product structure to a unified business model.


24.  Will the sales forces of the two companies be merged, and if so when?

After completion, the roles and responsibilities for the sales force in the new business model will be quickly and clearly laid out.


25.  Will the Quantum sales force be trained on the new Maxtor products?

After completion of the merger, training will quickly be established within the roles and responsibilities of the new business model for sales and other areas.


Financial Questions
-------------------

26. If this deal is valued at about $2 billion and the Seagate LBO is valued at about $2 billion, doesn't it appear that there is a problem with the valuation of one of these deals?

The value of this transaction is based on the combined market cap of Quantum HDD and MXTR. Market capitalizations are based on the current value of the equities and represent the current share price times the number of outstanding shares. While we cannot specifically comment on how the valuation of SEG's disk business was arrived at, it is a relatively small piece of a significantly larger transaction (the Veritas transaction).


27.  Does the recent runup in Maxtor's share price threaten the transaction?

No. The exchange ratio is fixed and any future appreciation in either company's stock will not have an impact on the transaction structure.


28. What effect do you expect this merger to have on the combined company's revenues, operating margins, and EPS, and over what period of time?

While we can't precisely quantify the benefits we hope to achieve, or when we hope to achieve them, we do expect the transaction to establish the combined enterprise as a stronger, more dynamic competitor with a high level of operating efficiency. As such, the benefits of the transaction should be reflected over time in its financial as well as operational performance.

We do expect to realize cost savings from reductions in operating expenses and improved efficiencies in the range of $120 million-$200 million per year. While we expect to fully realize these benefits within 24 months of completion of the transaction, we believe the merger will be accretive to earnings per share by early 2002.


29. What would happen in terms of the tax treatment of the transaction--and what could happen to the transaction itself--if changes in the market valuation of Quantum HDD relative to Maxtor resulted in Quantum HDD's market cap falling below the necessary 50.1%?

The conversion ratio for Quantum HDD shares into shares in the new company has already been agreed upon at 1.52 Maxtor shares for each Quantum share held. Any changes in market cap will not affect the conversion ratio. This ratio will ensure that Quantum HDD shareholders will retain a majority interest in the new company.


30. Would Quantum proceed with the transaction even if it could not be structured as a Reverse Morris Trust deal, i.e., if we do not get a favorable tax ruling?

The Reverse Morris Trust approach is our strong preference based on its compelling financial advantages as a tax-free transaction, and we fully expect that we will be able to structure the merger as such. But because of the many strategic, operational and financial benefits of the merger, we would probably want to proceed in any case. We have arranged for an insurance policy in the event of an unfavorable tax ruling.

31.  Is there a break-up fee in case either party walks away from the deal?

The merger agreement includes standard provisions for a transaction of this kind.


Investor Questions
------------------

32. What does this mean for stock value and prices? Will the market see this as a plus?

Over the long term we believe that this will yield greater revenue and profit growth and enhanced shareholder value as we create a stronger and more competitive company and better meet our customers' needs.


33. What will be the combined market share of the two companies once merged in each of its primary business areas?

As you know, this industry is highly competitive and sales are volatile. Accordingly, over recent history shares have changed so rapidly that it is hard to predict what is accurate from one month to the next. Obviously, therefore, at this time, it is difficult to estimate the static market share of the new company, although we believe the combined company will be a very well positioned supplier in this highly competitive industry. We assume there may be some loss from the total market share both companies have today, since most OEM customers are already working with multiple sources. Nonetheless, we believe that customers will view the combined capabilities, in terms of cost structure, breadth of product offering and product and service quality as far superior to what either one of us has separately.


34. Given the price wars in the industry of late, and the supply surplus, do you anticipate that this merger will allow you to stabilize the price declines and reduce the oversupply in the industry?

We believe this transaction is about creating a strong supplier in an already highly competitive industry that is able to respond quickly to customer demand and provide them with more cost-effective, valuable products faster. We have no intention of reducing our production and believe the robust competition in this industry will only be increased, not decreased, by the combining of our two resources. While we can only speak for ourselves, and not for the industry, we believe that a better competitor with more efficient production, lower costs and stronger R&D will greatly benefit its customers.


35. When Seagate merged with Conner they eventually lost all of the combined market share of the two companies and returned to Seagate's original market share. What is the implication if that happens here?

We believe that a nominal loss of combined market share is to be expected as customers re-balance their supplier base - but we have no reason to expect a market share loss as significant as that which was experienced by the combined Seagate and Conner entity. Today, Quantum HDD and Maxtor are both executing their product strategies at a level that 1) positions each for continued success with customers and, 2) offers a high probability of success in integrating these two complementary businesses. Ultimately, market share is determined by customers and their purchasing decisions in a highly competitive industry. If we stay competitive, keep our costs down and speed new products to the market, we expect to be successful.


36.  What is the impact of this transaction on the Convertible Subordinated
     Debt?

The debt will remain outstanding. Quantum will enter into a Third Supplemental Indenture with the Trustee naming the new company as a co-obligor for the issued debt. Since HDD common stock will no longer be outstanding, the outstanding bonds will be convertible into both DSS common stock and the new company's common stock. The conversion ratio for the new company's common stock will be based on the exchange ratio for current HDD equity holders.

The conversion factor for DSS stock will remain as currently outlined in the Second Supplemental Indenture dated August 4, 1999.

No additional terms or conditions in the Indenture will be modified or adjusted.


DSS Questions
-------------

37. Does the fact that Quantum DSS is not included in the deal mean that Maxtor didn't want it to be part of the combined enterprise?

The transaction is focused on building the world's best hard drive company. DSS is a very distinct business and separating it from the combined company made the most sense from a shareholder value and business focus standpoint.


38. Will the DSS business remain intact, or is Quantum looking for similar kinds of merger opportunities for the tape and storage systems businesses?

This transaction doesn't change the DSS business. DSS will remain intact for now. However, Quantum has always been open to opportunities to improve shareholder value and will remain so.


39. Is it possible that the new Quantum HDD/Maxtor company will acquire Quantum DSS at some later date?

There are no plans to do so and it is unlikely that this will happen.


40. Is DSS now going to lose the corporate overhead infrastructure that it shared with HDD? What will this do to DSS's expense structure?

With the tracking stock structure in place today, corporate expenses are allocated to the respective businesses already. Therefore we do not expect this to have any impact on DSS's expense structure. Reductions made to Quantum's corporate overhead infrastructure will be those that are directly attributable to the combination of the company's hard disk drive business with Maxtor.

41. Will the Snap business continue to buy HDDs from the new company, given that it will be offering a competing product to the Snap Server?

     Yes. There is a supply agreement that will ensure a continuous supply of HDDs for the Snap business.


42. You said in the press release that there will be some special charges as a result of this transaction. Can you explain that?

     The charge relates to DSS stock options currently held by HDD employees. As you may recall, when Quantum issued tracking stock last year, all employees received options in both of the tracking stocks in place of their existing QNTM options.

     It is important to keep in mind that this charge is a non-cash accounting charge.


Corporate Culture/Environment Questions
---------------------------------------

43.  Will the Extraordinary Environment still exist?

No, not in the same way. Following the close, the new company will be creating its own culture based on what's common for the two companies and led by the new management team. Both companies have strong values tied to integrity, quality, customer satisfaction and teamwork. Maxtor sees one of its strengths as decisiveness and therefore moving with more speed, something that Quantum has been working on this past year. The new company is committed to valuing employees, providing them with an environment that fosters getting things done quickly with the resources required. This new corporation is committed to being a leader in the marketplace based on winning products, to achieving financial success that its employees share in, and to being a great place to work.


44. How is the fit culturally? What kind of company is Maxtor? What are they known for and what is their history?

The two companies are both highly respected by their customers. Maxtor and Quantum are both known for high integrity, a strong results orientation and extremely high-quality products. Both companies have the benefit of great talent. So we think that Quantum HDD and Maxtor will fit very well together. Ironically, the companies have the same origins. Maxtor's founder, Jim McCoy, was an original Quantum founder and left to start Maxtor in 1981.

45. With Maxtor's CEO taking over, doesn't that really mean that it will be his team that takes over and that Quantum's team that will be pushed aside?

With the choice of Mike Cannon as company CEO, clearly the final decision about other management positions will rest with him. He has already received input from Mike Brown, John Gannon and other members of the Quantum management team. Mike Cannon is very interested in maintaining the continuity with Quantum's employees and with the MKE relationship. As a result, he will be working to make decisions, including staffing decisions, based on what is best for the combined enterprise, its customers and its shareholders, including how best to achieve a smooth and seamless transition.

E. The following FAQ was prepared for Quantum Corporation senior executives for internal use only and was not published.

             QUESTIONS AND ANSWERS ABOUT QUANTUM HDD/MAXTOR MERGER

1. What exactly is happening?

Quantum HDD and Maxtor are merging into a new hard disk drive company under the Maxtor name. The new company will be led by current Maxtor CEO Mike Cannon. Quantum DSS will become a standalone, independent company under the Quantum name. Michael Brown will continue as CEO of Quantum. The merger, which must be approved by a vote of shareholders from each company, is expected to be completed early in calendar 2001.

2. Why are we doing this?

Size, scale and scope really do matter in this intensely competitive industry. Looking at ways to best address the challenges of each company in this dynamic industry, we jointly decided that combining our two businesses would create a more robust competitor that would be better able to respond to the increasing production and development demands of our customers. In particular, the combined company will be able to rationalize duplicative production efforts and reduce administrative costs which will provide the combined company much needed resources that can be utilized to leverage the two companies' distinct manufacturing strengths to attack new and high value product lines and development efforts that the individual companies have not been able to address. Simply put, the goal is to pool resources to better serve customers by providing more products offering more value faster and devoting more resources to new and innovative product designs.

3. How many people, and which people, will lose their jobs in the merger?

At this time, we do not know exactly how many people will lose their jobs in the creation of the new company; however, based on what we do know, we expect total workforce reduction (from both companies) to be no more than 10% over the first 12-24 months. It is fair to say that the most significant reductions will be in support functions within Quantum corporate, HDDG and Maxtor, where duplication of these core support services will need to be resolved. At this time, work has not begun on the creation of these new organizations. This will be part of the transition planning effort to take place over approximately the next three months. Both Maxtor and Quantum have talented, capable people, and the new corporation will identify the strongest skill matches/performers from both companies in offering employment opportunities.

4. When will I know if my job is going to be eliminated?

The transition teams will determine the resources required for the new company. As decisions are made affecting employees, we will be communicating those decisions in a timely manner. In any case, all employees will be notified of their status no later than December 15. Until the merger closes, however, operations will continue as they always have and you will report to the same person you did prior to the announcement of the merger. We ask all employees to stay focused on their jobs. The continued success of Quantum - on which both the HDD stock price and AIBP depend - is in everyone's best interest. We will continue to reward performance throughout the transition period.

5. In areas where jobs must be eliminated, how will it be decided who goes and who stays? Will it be based on seniority? Job performance? Some other criteria?

The new company will be making decisions based on the best fit of talent with the requirements of each position. Employees will not have to apply for positions; job offers will be made to those whom the company identifies as being the best choice to meet the needs of the company going forward.

6. What does the merger mean for employees in Quantum's corporate groups? Will all of those jobs go away?

Because two distinct new companies are being formed - the Quantum HDD/Maxtor company and the standalone DSS company - there will no longer be a need for the shared functions provided by Quantum's corporate group. However, these two new companies will need infrastructure. Quantum DSS will need to transfer or replace the functions it now has in the corporate operation and the new company will need to support the merged operations. Until transition planning is complete, it will be difficult to determine what will happen with different positions. The process of selecting people to fill the needed positions in both new companies will be open and fair, and aimed at obtaining the best workforce for each entity.

7. Will employees whose jobs are eliminated receive a severance package? If so, what will it include?

Yes, there will be severance packages for those whose jobs are eliminated. The minimum severance package offered will be three months of base salary.

8. Will everyone be given the option of taking a severance package to leave the company?

Employees will not be given the option of taking a severance package. Employees will either be offered a new job or given a severance package. Severance will not be voluntary.

9.  Who are the leaders of the new company?

The CEO of the combined company will be Mike Cannon, with Paul Tufano, CFO of Maxtor, serving as CFO. The executive steering committee overseeing the transition, which will have representation from both companies, will make decisions regarding other senior management positions. Both Quantum and Maxtor have very experienced and very capable management teams. Decisions about senior management positions will be based on several factors, including, of course, experience and capability, but also including how best to minimize integration risk and achieve a smooth and seamless transition.

10. What will John Gannon's role be in the new company?

John will continue as President of HDDG until the close of this deal and the creation of the new company. John will be responsible for ensuring HDDG's continued industry- leading position and financial success during the months until the new corporation is formed. In addition, he will be working closely with the transition team to advise them in the creation of the world's best hard disk drive company. John Gannon will not have any ongoing role in the new company.

11. What will happen to Michael Brown?

Michael Brown will continue to serve as the Chairman and CEO of Quantum Corporation until the close of the transaction. Following the close, he will continue as Chairman and CEO of Quantum, and as a member of the Board of Directors of the new company.

12. Which company's pay scales and benefits programs will be adopted by the new company?

The new company will be creating a compensation/benefits program that will help it attract and retain key talent in today's competitive labor market. How this program will compare to the current offerings of Quantum and Maxtor is not yet clear, but the new company intends to have a competitive package that demonstrates that it values employees as an important asset.

13. What will be the impact on employee share holdings and options?

Within the next several days information explaining how share holdings and stock options will be treated will be made available to all employees.

14. What is the plan for integrating the two organizations?

Actual integration cannot occur until the transaction is completed, which we expect to occur in early calendar 2001. Over the coming weeks, however, a steering committee will be assembled from the new company's executive staff, which will be named by October 30. The steering committee's task will be to plan the design for the new organizational structure of the company. It will create integration teams for each area of the business, involving people from both companies. Over the following 60 days, the integration teams will study the structure and processes in place at both companies and determine which the new company should adopt. They will also identify individuals who will be offered employment in the new company. Recommendations will then be made to the steering committee, which will make the final decisions with respect to the integration strategy that will ensure a smooth and seamless business and customer transition when the transaction closes.

15. Quantum HDD and Maxtor have very different manufacturing models: Quantum HDD has long used MKE as its manufacturing partner, whereas Maxtor does much/most of its own manufacturing. Will the new company employ both manufacturing models, or choose one?

We believe that joining the different manufacturing models is a big advantage of this merger and we intend to continue to employ both. MKE and Maxtor have different core competencies. MKE's strength is high-yield, high-volume automation. Maxtor's manufacturing brings great flexibility and fast volume ramp. In sorting through the manufacturing strategy for the new company, these strengths will be key to identifying where products are best manufactured. The current plan is to utilize both Maxtor's internal manufacturing and Quantum HDD's outsourced manufacturing model. With the large manufacturing requirements caused by the continued growth of HDD sales, we believe that this makes the most economic sense rather than incur the costs of ramping down some manufacturing capacity while ramping up other capacity.

16. What factors made the merger of Quantum HDD and Maxtor the best choice?

Quantum HDD and Maxtor have complementary product offerings and marketing strategies. Combined, they will create the industry's most broadly diversified HDD company. At inception, the new company's product offerings will include HDDs for desktop PCs, Intel-based servers and consumer electronics, as well as network-attached storage appliances. The two companies are both operationally and financially sound, and have complementary development programs. These programs will help speed the new company's introduction of products and technologies to serve many of the emerging applications for HDD storage that are being demanded by customers today.

The two companies share a similar results-oriented focus and strong values in the areas of integrity, customers, and quality. Both are highly focused on flawless execution and on meeting customer needs, and see that focus as the path to long-term success. Both companies have instilled these priorities in their employees in this highly competitive industry.

17. How is this merger expected to improve the outlook for the hard disk drive industry?

One of the biggest benefits of the merger is that the new company will be able to put its combined resources toward better serving the increasing storage needs of our customers. This means not only continuing to execute strongly in the desktop, Intel-server and consumer electronics areas, but also focusing resources on developing new HDD storage technologies and products and bringing them to market quickly.

Another benefit is that the new company will reduce duplicative expenses so that over time it can lower its combined operating costs from a current $760 million by $120-$200 million on an annualized basis. By achieving those savings we can continue to offer better price performance for our customers while generating the profits necessary to fund expanded R&D and become a leading player in this highly competitive industry.

18. How will this merger lead to profits for the combined company's hard drive business if prices continue to decline?

We believe that the revenue and cost synergies made possible by this transaction will enable us to be successful under any reasonably foreseeable set of economic or industry conditions. The combined operating expenses in the June quarter were five times the combined operating income. By reducing operating expenses and eliminating duplicative costs by $120 million to $200 million annually, we expect to improve the profitability of the new company.

19. How many employees are there currently in Quantum HDD and Maxtor?

Quantum HDD has 2,900 employees, 1,000 of whom are in the Penang operation (which is currently supporting both the DLT and HDD businesses, and whose employees will not be affected by this transaction) and the rest of whom are primarily in California and Massachusetts. Maxtor has 7,200 people, 5,500 of whom are in their Singapore manufacturing operation. The rest are primarily in Colorado and California.

20. Why don't you simply merge all of Maxtor with all of Quantum, instead of Maxtor with just Quantum HDD?

Quantum consists of two diverse businesses--the hard disk drive business and the DLT & storage systems group. Historically, the market valued Quantum based primarily on the HDD business and did not fully recognize the value of the other parts of the company. We implemented tracking stock last year to give investors a choice in where they wanted to invest--the HDD business, which is inherently cyclical, or the DSS business, which is characterized by strong cash flow and profitability. If we simply merged Maxtor with all of Quantum, we would again be faced with the same valuation issues.

Moreover, the strategic vision for the new hard drive company is to focus on products and services that are closely coupled with the creation of hard disk drives. By focusing on this area, we believe the new company will be well-positioned to benefit its customers and, in turn, build shareholder value.

21. What effect will this transaction have on Quantum DSS, strategically, operationally and/or financially?

When DSS transitioned to the tracking stock structure, we put in place a strong, autonomous organization with accountability for results. Becoming a separate, standalone company will not be as big a change as it would have been before instituting the tracking stock. However, DSS will need to sort out facilities transitions and absorb the functions that are now shared at the corporate level.

22. What is Quantum going to do to make sure that the HDD/Maxtor merger does not disrupt the ongoing operations of DSSG?

Both HDD and DSS businesses operate fairly independently today, each having their own management structure and dedicated resources. We do not expect that the DSSG operations will be impacted.

23. There appears to be significant product overlap between Quantum HDD and Maxtor's product offerings. Why is this the best match?

This combination will create a stronger company with a broader range of products. As such, it will be more competitive, better able to meet the needs of its customers, and, in turn, have more upside potential than either company would have on a standalone basis.

While there is some similarity among the companies' desktop products, most of the attributes of the companies' products, product strategies, and research and development initiatives are highly complementary and should yield significant cost, production and development benefits for customers.

From a business model perspective, Quantum HDD has access to strong, automated manufacturing--which we believe lends itself well for high-volume products. Maxtor brings cell-based manufacturing that allows for the highest levels of flexibility and response to customer based changes.

By combining what we believe are two outstanding players, we are creating a world-class company with the strongest balance sheet among the disk drive industry's publicly traded companies and with the resources to pursue new and innovative opportunities in this very competitive industry.

24. What are the major product lines of each company, and which products at Quantum HDD do--and do not--have close counterparts in terms of price and performance at Maxtor?

Desktop: Both companies offer a mainstream and performance drive family. Maxtor's strength is in the highly competitive high-capacity desktop segment. Although the technology employed by both companies employs some differing and complementary characteristics, because of the highly competitive nature of the desktop drive space, the mainstream and performance drives of most of the suppliers in the industry are comparable in terms of price and performance.

High-End:  Quantum HDD currently offers SCSI-based, high-end products.

Consumer: Quantum HDD currently differentiates its consumer drives with "Quantum QuickView" technology. The parties believe that will add nicely to Maxtor's line, which it currently positions as "consumer ready," with fewer differentiation features.

25. Will the new business retain both companies' desktop HDD product lines?

The exact future product strategy will not be fully mapped out until after the companies are combined and a thorough technical due diligence has been performed. However, this merger is about providing more products of value to the customers faster, not fewer. Accordingly, the parties intend to continue to produce and support each company's desktop product lines following the merger to ensure continuity of supply for customers and eliminate a potential source of customer dissatisfaction. This speaks to the combined company's priority of improving its performance with customers as a result of the additional resources available. Over time, the company will consider whether to combine the best functional capabilities of the products and their development efforts to create a migration path for customers to best-of-breed combined desktop HDD product offerings.

Specifically, we believe that there are several critical segments that are strategic. These include a high capacity desktop line (currently 5400 RPMs), a mainstream desktop line (4500/5400 RPM going to 7200 RPM), and a high-end line (SCSI based).

26. Maxtor sells products besides hard disk drives. What will happen to them? Will they be merged with similar Quantum products or allowed to compete with existing parts of Quantum?

The MaxAttach line of products is considered strategic to the future growth of the combined hard drive companies. We believe that tight coupling of hard drive and NAS technology is a critical competitive advantage that will give growth opportunities to the stockholders and employees of the new company. Snap, which is part of the DSS business, will continue to compete with the MaxAttach line.

27. Will the sales force be asked to sell both lines of products?

Until completion of the transaction, both companies are legally and ethically required to maintain separate and distinct business operations. After completion, management will quickly direct and guide the overall operational and product structure to a unified business model. The exact nature of sales roles and responsibilities will be mapped by a transition team composed of people from both companies.

28. Will this merger result in more and/or better product offerings, better price/performance?

The stated intent of this merger is to produce a company that is stronger and more competitive. As a result of this structure, we believe that we will create more and better product offerings for our customers faster.

29. Do you expect that this transaction will enable the new company to establish relationships with OEM customers or other parties that it does not currently have?

Yes, especially with the stronger complementary efforts in high-end Intel-server class drives, new consumer electronics applications and in mobile drives for notebooks.

30. Who are the principal customers of Quantum HDD and Maxtor currently? Who are the principal suppliers? Who are the principal business partners?

Customers of one or both companies include Dell, Compaq, HP, IBM and many others. While the two companies do utilize some of the same suppliers, historically we have relied on different suppliers for the majority of our requirements.

In terms of business partners, Quantum HDD has had strong historical ties with its manufacturing partner MKE. Maxtor continues to have a financial relationship with Hyundai.

31. How much consolidation of operations/facilities will there be? Will some be sold or closed?

Facility planning will be part of the transition planning work. At this time, no final decisions have been made. We anticipate that the new company will continue, though, to have operations in Milpitas, California; Longmont, Colorado; Shrewsbury, Massachusetts; Singapore; Ireland; and sales operations globally. We do not anticipate moving out of the Milpitas campus.

32. How will the shared facilities of DSSG and HDDG be treated? Will the DSSG business be required to move out of facilities in Milpitas and Shrewsbury?

Specific decisions about facilities have not yet been made. The transition teams will address these issues in planning for the hard disk drive combination, which will make efficient use of the facilities of both companies.

33. What will the impact be on Penang?

As previously planned, the Penang operation will be transferring over to the DLTtape Group by the end of this calendar year.

34. How is the merger structured?

This is a stock-only transaction that involves the tax-free restructuring of two or more businesses. One of the key requirements of the transaction is that Quantum HDD shareholders retain a majority stake in the new company. The exchange ratio was determined to ensure that this requirement is met.

35. Is this merger a stock transaction or is money changing hands? How is it structured?

This transaction is a stock-only transaction. Current HDD shareholders will receive shares in the new company based on an agreed-upon exchange rate of 1.52 shares for each Quantum share held. Cash will be paid out only for any fractional shares.

36. Can you explain how the transaction is structured from an accounting point of view?

The transaction will use the purchase accounting method and is expected to be tax free for both companies and their respective shareholders.

37. How were the exchange ratios determined?

The ratio takes into consideration a number of factors, including the objective of ensuring that the transaction is tax-free for both companies and their respective shareholders.

38. You say the transaction will be accounted for as a purchase, but that it will be tax-free for both companies and their respective shareholders. How can that be?

The transaction is being structured as a "Reverse Morris Trust" deal, which involves the tax-free restructuring of two or more businesses under section 355 of the Internal Revenue Code. One of the key elements for the deal to qualify as a Reverse Morris Trust transaction is that Quantum HDD shareholders retain a majority stake in the new company. The exchange ratio was determined in part by the objective of ensuring that this objective is met.

39. I understand that this transaction is what is known technically as a Reverse Morris Trust. What exactly is that, how does it work, and why are you using that deal structure?

A Reverse Morris Trust transaction is a tax-free restructuring of two or more businesses among a group of common shareholders, as provided for by Section 355 of the Internal Revenue Code, which is used for a tax-free separation or division of one line of business assets into another. Under Section 355, tax-free treatment is accorded to certain distributions by one corporation (known as the controlling corporation) to its shareholders, of stock in another subsidiary corporation (known as the controlled corporation). It is, broadly stated, a way of achieving both a tax-free distribution with a tax-free acquisition.

40. What are the closing conditions for the deal?

As the press release indicates, the closing conditions include shareholder approval, expiration of the Hart-Scott-Rodino and European Union premerger waiting periods, receipt of a favorable ruling from the IRS and other customary conditions. The merger agreement, which has been/will be filed with the SEC will be available for inspection through EDGAR shortly, describes all closing conditions in detail.

41. Is there a particular date by which the transaction must be completed?

The merger agreement is set to expire on June 30, 2001, which gives us plenty of time to get it done.

42. The press release says this is a $2 billion transaction. How do you get to that number?

It is based on the combined market capitalization of Quantum HDD (currently about $757 million) and of Maxtor (currently about $1.1 billion).


43. How many outside directors will the new company have, when will they be announced, and how will they be selected?

The new company's board will include Mike Cannon, Michael Brown and a representative of Hyundai Electronics America, which currently holds a minority stake in Maxtor. Other directors will be announced in due course.

44. Does there have to be a shareholder vote for this to become effective?

Yes, the shareholders of both Quantum HDD and Maxtor must approve the deal.

45. When will the special shareholder meetings be held?

We expect that both companies will hold special shareholder meetings early in calendar 2001.

46. When can I buy shares in the new company?

The new company's shares will be listed on the Nasdaq Stock Market using the ticker symbol MXTR as soon as the transaction is completed, which we expect to occur early in calendar 2001.

47. What should I do with my Quantum HDD shares?  My Quantum DSS shares?

Shareholders will be receiving proxy materials addressing those questions in due course. In the meantime, HDD, DSS and MXTR continue to trade on the same basis as they did before.

48. When will I receive proxy materials to vote on the deal?

We cannot give you an exact date, but we would expect to be mailing proxy materials early in calendar 2001.

49. If I am an HDDG employee, should I contact my counterpart(s) at Maxtor to begin discussing transition plans?

Absolutely not. Until the transaction is completed early next year, Quantum HDD and Maxtor must remain separate and continue to operate as they always have. We will let you know as soon as any change in this instruction is appropriate. (Please refer to the "Dos and Don'ts" online.)

50. Will there be further communications and updates regarding the merger?

Yes. More information will be communicated as it becomes available. You will be kept informed through various sources, including e-mail, a special intranet site, Heads Up, Globe, your manager and brown bag meetings.